UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 27, 2009

Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	610-293-0600

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.     Other Events

On August 27, 2009, the Company announced that Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc., wholly owned subsidiaries of the Company, had completed the sale of a total of 16 million shares of the common stock of Clarient, Inc. held by such subsidiaries in an underwritten public offering.  The shares were sold pursuant to an effective registration statement filed with the Securities and Exchange Commission.  The underwriters have a 30-day option to purchase up to an additional 2.4 million shares.  The press release dated August 27, 2009, is attached as Exhibit 99.1 to this report.

ITEM 9.01.     Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press Release dated August 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated:	August 27, 2009	By:	/s/ BRIAN J. SISKO
Brian J. Sisko
Senior Vice President and General Counsel